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                                                        EXHIBIT 23.04

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Annual Report on Form 10-K of AG Associates, Inc. and to the incorporation by reference in the Registration Statements of AG Associates, Inc. on Form S-8 (File Nos 33-94716 and 333-02360) of our report to the Board of Directors and Shareholders of AG Associates (Israel) Ltd. dated November 8, 1994.

                             Kesselman & Kesselman
                      Certified Public Accountants (Isr.)

Haifa, Israel
 December 19, 1996